McKesson and FlexiInternational Software Expand Partnership

Extended Licensing Agreement to Include FlexiAssets and FlexiProjects

SHELTON, CT -- 03/16/2004 -- FlexiInternational Software, Inc. ("Flexi") (OTC BB: FLXI) is pleased to announce an extended licensing agreement with its healthcare industry partner McKesson, a leading provider of healthcare information management solutions. McKesson will expand its private label financial and accounting software offering with the addition of FlexiAssets and FlexiProjects to their award-winning Pathways Financial Management (PFM) solution.

Since joining the Flexi Industry Partner in 1996, McKesson has private labeled and sold the FlexiLedger and FlexiPayables modules as the Pathways Financial Management solution which is seamlessly integrated with their Pathway Materials Management solution. Under the extended licensing agreement McKesson will private label and seamlessly integrate FlexiAssets and FlexiProjects as a part of the Pathways Financial Management solution. Recently, PFM was recognized as #1 "Best in KLAS" for 2003 in the healthcare industry by KLAS Enterprises ahead of competitors such as Oracle and Peoplesoft.

As a Flexi partner McKesson has offered a seamless, integrated enterprise level accounting solution to healthcare organizations since 1996, with hundreds of installations of McKesson's Pathways Financial Management solution nationwide.

FlexiAssets' integrated fixed asset solution minimizes the effort necessary to capture and maintain asset information and properly depreciate assets. FlexiAssets includes the tracking of assets by physical location so asset inventories are easily performed and movement of assets from one location to another is quickly recorded.

FlexiProjects' integrated project accounting application ensures that project costs and capital expenditures are properly accounted for. Comprehensive budget tracking and reporting allows all levels of an organization to better plan and manage project costs.

KLAS Enterprises, Inc. issues its annual and monthly rankings based on interviews with healthcare executives, professionals and clinicians at more than 4,500 acute-care facilities, large clinics and integrated delivery networks.

"We are proud to partner with McKesson, a company dedicated to providing the best technology solutions and services to the healthcare industry," said Stefan R. Bothe, FlexiInternational's Chairman and Chief Executive Officer. "Through our partnership McKesson is able to offer a world-class accounting and financial management software that complements their award winning healthcare solution."

About FlexiInternational Software

FlexiInternational Software, Inc., headquartered in Shelton, CT, with operations in the US and UK, develops world-class accounting and financial management software solutions that power business. Flexi solutions are scalable for use in the middle market to large enterprise and can handle complex global business requirements. Flexi applications are sold directly and via "Powered by Flexi" partnerships. The "Powered by Flexi" partnership program includes the Flexi Industry Partner (FIP) program, offering software vendors the opportunity to private label Flexi applications and the Flexi Outsourcing Partner (FOP) program, enabling business process outsourcing (BPO) providers with Flexi solutions to provide finance and accounting outsourcing to their clients. Flexi partners benefit from flexible licensing provisions, ongoing upgrades and technical support. Flexi has partners and customers in the healthcare, banking, insurance and retail industries. Additional information is available at http://www.flexi.com.

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statement of historical fact may be deemed to be forward-looking statements. Without limitation, the words "anticipated," "expected" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new products, and general economic and industry conditions, as well as other risks included in the Company's reports as filed with the Securities and Exchange Commission. FlexiInternational Software, Inc. assumes no obligation to update the information contained in this press release.

Contact:
Shanon Lewis
FlexiInternational Software, Inc.
Public Relations Manager
Phone: 239-949-1700
marketing@flexi.com
www.flexi.com